Exhibit 8.1

Office 313.465.7000 www.honigman.com

October 29, 2019

Gemphire Therapeutics Inc.

P.O. Box 130235

Ann Arbor, MI 48113

Re:                             Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as special tax counsel to Gemphire Therapeutics Inc., a Delaware corporation (“Gemphire”) in connection with the distribution and issuance of contingent value rights (“CVRs”) to Gemphire U.S. Holders, prior to the completion of the Merger, as defined below, and under the terms expressed in the form of the Contingent Value Rights Agreement (the “CVR Agreement”), attached as Exhibit C to the Agreement and Plan of Merger and Reorganization, dated as of July 24, 2019, as amended on October 29, 2019 (the “Merger Agreement” and together with the CVR Agreement, the “Agreements”), among Gemphire, GR Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Gemphire (“Merger Sub”), and NeuroBo Pharmaceuticals, Inc., a Delaware corporation (“NeuroBo”). The Merger Agreement contemplates the proposed merger of Merger Sub with and into NeuroBo, with NeuroBo continuing as the surviving company and becoming a direct, wholly owned subsidiary of Gemphire (the “Merger”).

This opinion is being delivered to you in connection with the filing of a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) (as amended and supplemented through the date hereof, the “Registration Statement”), initially filed by Gemphire on August 30, 2019, including the proxy statement/prospectus/information statement forming a part thereof (the “Proxy Statement/Prospectus”), relating to the transactions contemplated by the Merger Agreement.  Except as otherwise indicated, capitalized terms used in this opinion letter are defined as set forth in the Merger Agreement or the Registration Statement, as applicable.

In rendering the opinion stated below, we have examined and, with your consent, relied upon the following documents:

(i)                                     the Registration Statement and the Proxy Statement/Prospectus filed as part of the Registration Statement;

(ii)                                  the Merger Agreement;

(iii)                               the CVR Agreement;

(iv)                              a letter of even date to us from Steven Gullans, Chief Executive Officer and President of Gemphire, containing certain written representations of Gemphire and Merger Sub (the “Gemphire Certificate of Representations”);

(v)                                 a letter of even date to us from John L. Brooks III, Chief Executive Officer and President of NeuroBo, containing certain written representations of NeuroBo (together with the Gemphire Certificate of Representations, the “Certificates of Representations”); and

(vi)                              such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination of the foregoing documents, we have assumed, with your consent and without independent investigation, that:

(i)                                     each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; has not been amended; and the signatures on each original document are genuine;

(ii)                                  where any such document required execution by a person, the person who executed the document had proper authority and capacity;

(iii)                               all representations and statements set forth in such documents are, and at the Effective Time will be, true, correct and complete in all material respects;

(iv)                              where any such document imposes obligations on a person or entity, such obligations have been or will be performed or satisfied in accordance with their terms;

(v)                                 all parties to the Agreements and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreements and documents and that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement without waiver or modification of any such terms and conditions;

(vi)                              the CVR Agreement effected will be substantially similar to the form of the CVR Agreement attached as Exhibit C to the Merger Agreement and will be entered into prior to the Effective Time of the Merger; and

(vii)                           no action will be taken by any of Gemphire, Merger Sub or NeuroBo after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.

We have not independently verified all of the representations, facts or assumptions set forth in such documents or any other documents.  We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all facts stated therein.  We also have relied upon the correctness, without regard to any qualification as to knowledge or belief, of the factual representations and covenants contained in the Certificates of Representations and the factual matters discussed in the Proxy Statement/Prospectus.  We are not aware of any facts that are inconsistent with the representations contained in the Certificates of Representations.  It should be noted, however, that the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed under the Code, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  We can give no assurance, therefore, that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede the opinion stated herein.  In addition, there can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service, or that a court considering the issues will not hold contrary to such opinion.

Moreover, the opinion set forth below represents our conclusion based upon the documents, facts, assumptions and representations referred to above.  Any material amendments to such documents or changes in any significant facts after the date hereof, or inaccuracy of such assumptions or representations, could affect the opinion stated herein.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America to the extent specifically referred to herein.

Based on the documents and assumptions set forth above, the representations and covenants set forth in the Certificates of Representations, and the factual matters discussed in the Proxy Statement/Prospectus, we confirm our opinion that the discussion contained in the Registration Statement under the heading “Agreements With Respect to the Merger—Contingent Value Rights Agreement—Material U.S. Federal Income Tax Consequences of the Receipt of CVRs” pertaining to the U.S. federal income tax consequences of the receipt of CVRs by Gemphire U.S. Holders, insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions, in each case, subject to the assumptions, limitations and conditions set forth in the Proxy Statement/Prospectus and herein, constitutes the opinion of Honigman LLP as to the material U.S. federal income tax consequences of the receipt of the CVRs by Gemphire U.S. Holders.

We will not review on a continuing basis the compliance of Gemphire, Merger Sub and NeuroBo with the documents or assumptions set forth above, or the representations and covenants set forth in the Certificates of Representations.  Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all the facts referred to in this opinion letter or the Certificates of Representations.

The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality.  We undertake no obligation to update the opinion expressed herein after the date of this opinion letter.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law.

This opinion is issued to you in connection with the Registration Statement and may not be used or relied upon by any other person or for any other purpose without our express written consent.  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ HONIGMAN LLP

HONIGMAN LLP

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506